As filed with the Securities and Exchange Commission on November 9, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                TOWER GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       13-3894120
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                            120 Broadway, 14th Floor
                            New York, New York 10271
          (Address, including zip code, of principal executive offices)

                     2004 Long Term Equity Compensation Plan
                              2001 Stock Award Plan
                            (Full title of the plan)

                              Steven G. Fauth, Esq.
                    Senior Vice President And General Counsel
                                Tower Group, Inc.
                            120 Broadway, 14th Floor
                            New York, New York 10271
                     (Name and address of agent for service)

                                   Copies to:

                              John Schwolsky, Esq.
                             Matthew Ricciardi, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019


                                 (212) 655-2000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
Title of securities                       Proposed maximum    Proposed maximum
       to be            Amount to be     offering price per  aggregate offering     Amount of
     registered       registered (1)(2)         share             price (3)      Registration Fee
--------------------------------------------------------------------------------------------------
    Common Stock           932,814              $9.08          $8,465,287.05        $1,072.55
    Common Stock           161,077              $8.50          $1,369,154.50          $173.47
    Common Stock           354,600              $2.78            $985,788.00          $124.90
        Total         1,448,491 shares                        $10,820,229.55        $1,370.92
==================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Includes: (i) 932,814 shares of common stock currently authorized for issuance upon the exercise of awards not yet granted under the Registrant's 2004 Long Term Equity Compensation Plan; (ii) 161,077 shares of common stock issuable upon exercise of employee stock options outstanding as of November 9, 2004 at an exercise price of $8.50 per share under the Registrant's 2004 Long Term Equity Compensation Plan; and (iii) 354,600 shares of common stock issuable upon exercise of employee stock options outstanding as of November 9, 2004 at a weighted average exercise price of $2.78 per share under the Registrant's 2001 Stock Award Plan.

(3) With respect to the 932,814 shares of common stock that are currently authorized for issuance upon exercise of awards that have not yet been granted under the 2004 Long Term Equity Compensation Plan, the proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for the shares of common stock as reported on The Nasdaq Stock Market on November 2, 2004 solely for the purpose of calculating the registration fee. With respect to 161,077 shares of common stock issuable upon exercise of employee stock options that are currently outstanding under the 2004 Long Term Equity Compensation Plan, the proposed maximum offering price is calculated pursuant to paragraph (h) of Rule 457 under the Securities Act based on a exercise price of $8.50 per share. With respect to the 354,600 shares of common stock issuable upon exercise of employee stock options that are currently outstanding under the 2001 Stock Award Plan, the proposed maximum offering price is calculated pursuant to paragraph (h) of Rule 457 under the Securities Act based on a weighted average exercise price of $2.78 per share.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE:

     The following documents filed by Tower Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Prospectus, dated October 20, 2004 and filed on October 21, 2004 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year;

     (b) The description of the Company's common stock, par value $0.01 per share, included in the Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 18, 2004, as amended by Amendment No. 1 to the Form 8-A Registration Statement filed on October 20, 2004; and

     (c) The Company's Current Reports on Form 8-K, filed with the Commission on October 27, 2004 and October 29, 2004.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     The Company's amended and restated certificate of incorporation contains a provision that eliminates the personal liability of directors to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, to the fullest extent permitted by Delaware General Corporation Law. It also contains provisions that provide for the indemnification of directors of the Company for third party actions and actions by or in the right of the Company that mirror Section 145 of the Delaware General Corporation Law.

     In addition, the Company's amended and restated by-laws state that the Company shall have power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS.

     3.1  Amended and Restated Certificate of Incorporation*

     3.2  Amended and Restated By-laws*

     5.1  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the
          Company

     23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P., (included in opinion of counsel filed as Exhibit 5.1).

     23.2 Consent of Johnson Lambert & Co.

     24.1 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

     99.1 2004 Long Term Equity Compensation Plan**

     99.2 2001 Stock Award Plan***

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of


----------------------------
* Previously filed on July 23, 2004 as an exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 333-115310.
** Previously filed on October 18, 2004 as an exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 333-115310.
*** Previously filed on May 7, 2004 as an exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 333-115310.

               prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in New York, New York, on the 8th day of November, 2004.

                                            TOWER GROUP, INC.


                                            By: /s/  Michael H. Lee
                                               ------------------------
                                            Michael H. Lee
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL H. LEE AND STEVEN G. FAUTH, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


       Signature                           Title                            Date
       ---------                           -----                            ----

    /s/ Michael H. Lee      Chairman of the Board, President and      November 8, 2004
      Michael H. Lee                Chief Executive Officer
                               (Principal Executive Officer)

 /s/ Francis M. Colalucci  Senior Vice President, Chief Financial     November 8, 2004
   Francis M. Colalucci         Officer and Treasurer, Director
                               (Principal Financial Officer,
                               Principal Accounting Officer)


                                      II-5



  /s/ Steven G. Fauth         Senior Vice President, General          November 8, 2004
     Steven G. Fauth         Counsel and Secretary, Director

/s/ Steven W. Schuster                    Director                    November 8, 2004
  Steven W. Schuster

  /s/ Gregory T. Doyle                    Director                    November 8, 2004
    Gregory T. Doyle

                                INDEX TO EXHIBITS

Number                        Description of Exhibit
------                        ----------------------
   3.1        Amended and Restated Certificate of Incorporation*

   3.2        Amended and Restated By-laws*

   5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Registrant

   23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P., (included in opinion of counsel filed as Exhibit 5.1).

   23.2       Consent of Johnson Lambert & Co.

   24.1 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

   99.1       2004 Long Term Equity Compensation Plan**

   99.2       2001 Stock Award Plan***


----------------------------
* Previously filed on July 23, 2004 as an exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 333-115310.
** Previously filed on October 18, 2004 as an exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 333-115310.
*** Previously filed on May 7, 2004 as an exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 333-115310.


                                      II-7